AMENDMENT TO
                          INVESTMENT SERVICES AGREEMENT


         Pursuant to the Investment Services Agreement between HL Investment Advisors, LLC and Hartford Investment Management Company dated April 30, 2002 (the "Agreement"), the following fund is hereby included in the Agreement as a Portfolio. All provisions in the Agreement shall apply to the management of the new fund.

     o   HARTFORD SMALLCAP GROWTH HLS FUND

         This amended Agreement is effective for a period of two years from the date hereof and shall continue in effect thereafter in accordance with the provisions of Section 9 of the Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed as of the 13th day of November, 2006.


                                         HL INVESTMENT ADVISORS, LLC



                                         By:  /s/JOHN C. WALTERS
                                              ------------------
                                              John C. Walters
                                              Executive Vice President


                                         HARTFORD INVESTMENT MANAGEMENT COMPANY


                                         By:  /s/DAVID M. ZNAMIEROWSKI
                                              ------------------------
                                              David M. Znamierowski
                                              President